UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 14, 2021

Baxter International Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224)948-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Dr. James R. Gavin III, M.D., Ph.D. On February 14, 2021, Dr. James R. Gavin III, M.D., Ph.D., notified Baxter International Inc. (the “Company”) of his decision to retire from the Board of Directors of the Company (the “Board”), the Nominating, Corporate Governance & Public Policy Committee and the Quality, Compliance and Technology Committee, in each case effective as of May 2, 2021, two days prior to the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Mr. Thomas Chen will become the chair of the Board’s Nominating, Corporate Governance & Public Policy Committee immediately after the effectiveness of Dr. Gavin’s retirement.

Appointment and Compensation of Dr. David S. Wilkes, M.D. as Director. On February 15, 2021, the Company appointed Dr. David S. Wilkes, M.D. to the Board and the Board’s Quality, Compliance and Technology Committee effective immediately.

Dr. Wilkes will be compensated for his service as a director pursuant to the Company’s Non-Employee Director Compensation Plan and will be eligible to participate in the Company’s Directors’ Deferred Compensation Plan. In connection with joining the Board, Dr. Wilkes was granted equity awards as compensation for his 2021 service (representing the period between February 15, 2021 and the 2021 Annual Meeting) in an amount consistent with the awards granted annually to non-employee directors, prorated for the number of months to be served during such period in accordance with the terms of the Company’s Non-Employee Director Compensation Plan. Dr. Wilkes’ initial term will expire on the date of the 2021 Annual Meeting.

Change of Board Size. In connection with Dr. Wilkes’ appointment, the Company increased the size of the Board by one director to 13 directors (effective as of February 15, 2021) and appointed Dr. Wilkes to fill the newly created vacancy. The Board size will automatically decrease to 12 directors in connection with Dr. Gavin’s retirement from the Board on May 2, 2021.

Appointment of Mr. Albert P.L. Stroucken as Lead Independent Director. On February 15, 2021, the Board appointed Mr. Albert P.L. Stroucken as the Board’s lead independent director, effective immediately. Mr. Stroucken, who has served on the Board since 2004 and previously served as the chair of the Board’s Audit Committee, will succeed Mr. Thomas T. Stallkamp, who served as lead independent director from May 2014 to February 2021. Mr. Stallkamp will continue to serve on the Board and as a member of the Board’s Audit and Compensation Committees. Ms. Cathy Smith has been appointed as the new chair of the Board’s Audit Committee in connection with Mr. Stroucken’s appointment as the lead independent director. Mr. Stroucken will continue to serve as a member of the Board’s Audit and Nominating, Corporate Governance & Public Policy Committees.

Item 8.01 Other Events.

On February 16, 2021, the Company issued a press release announcing certain appointments disclosed above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit Number	Description

99.1	Press Release of Baxter International Inc., dated February 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 16, 2021

BAXTER INTERNATIONAL INC.

By:	/s/ Ellen K. Bradford
Name:	Ellen K. Bradford
Title:	Senior Vice President, Associate General Counsel &
Corporate Secretary